UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	December 8, 2024

VerifyMe, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39332	23-3023677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 International Parkway, Fifth Floor, Lake Mary, Florida		32746
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(585) 736-9400

_____________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VRME	The Nasdaq Capital Market
Warrants to Purchase Common Stock	VRMEW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On December 8, 2024, VerifyMe, Inc. (the “Company”) and Paul Ryan (the "Buyer"), who previously served as Executive Vice President, Authentication Segment, and was employed by Trust Codes Global Limited, a wholly-owned subsidiary of the Company, entered into a Share Sale Agreement (the "Agreement") whereby the Company sold 100% of its equity interest in Trust Codes Global Limited in exchange for aggregate cash consideration of approximately NZD $1. Through his purchase, the Buyer assumed all continuing obligations and liabilities of Trust Codes Global Limited.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The following unaudited pro forma financial information of the Company is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference:

•	Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2023 and the nine months ended September 30, 2024.

In accordance with Rule 11-02(b) of Regulation S-X, the Company is omitting a pro forma balance sheet due to the limited number of pro forma adjustments required. A narrative description of the pro forma effects of the sale of Trust Codes Global Limited on the Company’s unaudited consolidated balance sheet as of September 30, 2024 is provided in Note 2 of the notes to the unaudited pro forma consolidated financial statements.

(d)     Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Consolidated Financial Statements
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VerifyMe, Inc.

Date: December 12, 2024	By:	/s/ Adam Stedham
Adam Stedham
Chief Executive Officer and
President